UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2012

AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5397 (Commission File Number)	22-1467904 (IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey (Address of principal executive offices)	07068 (Zip Code)

Registrant’s telephone number, including area code:  (973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant’s Annual Meeting of the Stockholders was held on November 13, 2012. There were present at the meeting, either in person or by proxy, holders of 410,457,783 shares of common stock. The following nominees were elected to the Registrant’s Board of Directors to hold office for the ensuing year. The votes cast for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes

Ellen R. Alemany	344,329,324	1,763,944	64,364,515
Gregory D. Brenneman	338,454,699	7,638,569	64,364,515
Leslie A. Brun	341,746,383	4,346,885	64,364,515
Richard T. Clark	344,416,366	1,676,902	64,364,515
Eric C. Fast	336,097,671	9,995,597	64,364,515
Linda R. Gooden	344,422,660	1,670,608	64,364,515
R. Glenn Hubbard	341,355,386	4,737,882	64,364,515
John P. Jones	344,434,029	1,659,239	64,364,515
Carlos A. Rodriguez	344,425,844	1,667,424	64,364,515
Enrique T. Salem	344,339,464	1,753,804	64,364,515
Gregory L. Summe	344,203,868	1,889,400	64,364,515

The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year that began on July 1, 2012 were as follows:

For	Against	Abstained
402,207,759	7,060,713	1,189,311

The results of the advisory vote on executive compensation of our Named Executive Officers were as follows:

For	Against	Abstained	Broker Non-Votes
331,712,915	11,781,904	2,598,449	64,364,515

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2012

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti Title: Vice President